UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - December 9, 2025

(Date of earliest event reported)

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit No. 233 The Capel Building Mary's Abbey Dublin 7 Ireland	D07 X324
(Address of principal executive offices)	(Zip Code)

(353)(1) 6833399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Ordinary shares, par value $0.01 per share	ALLE	New York Stock Exchange

3.500% Senior Notes due 2029	ALLE 3 ½	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 9, 2025, Allegion plc (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”), dated as of December 9, 2025, by and among the Company, Allegion US Holding Company Inc. (“Allegion US Holding”) and Allegion (Ireland) Finance Designated Activity Company (“Allegion Finance”), as borrowers, Bank of America, N.A. (“BofA”), as administrative agent, and the lenders and issuers from time to time party thereto, which amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2024, by and among the Company, Allegion US Holding and Allegion Finance, as borrowers, BofA, as administrative agent, and the lenders and issuers from time to time party thereto.

Under the First Amendment, among other things, (i) the aggregate revolving commitments under the revolving credit facility (“Revolving Facility”) will be increased from $750.0 million to $1.0 billion, (ii) the maturity date of the Revolving Facility will be extended from May 20, 2029 to May 20, 2030 and (iii) subject to the satisfaction of certain conditions, the Company may request, at any time, an increase of the aggregate amount available under the Revolving Facility of up to an additional $500.0 million.

Upon closing, the Company borrowed $197.2 million under the Revolving Facility to repay its outstanding term loan, which previously had a maturity date of November 16, 2026. The borrowing and repayment of the term loan resulted in no change to the Company’s total debt outstanding.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of December 9, 2025, by and among Allegion plc, Allegion US Holding Company Inc. and Allegion (Ireland) Finance Designated Activity Company, as borrowers, Bank of America, N.A., as administrative agent, and the lenders and issuers from time to time party thereto

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date: December 9, 2025	/s/ Michael J. Wagnes
Michael J. Wagnes
Senior Vice President and Chief Financial Officer

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